Exhibit 99.1

Bristol-Myers Squibb Reports Fourth Quarter and Full Year Financial Results

•	Increases Fourth Quarter Revenues 10% to $6.0 Billion, 9% for Full Year to $22.6 Billion

•	Posts Fourth Quarter GAAP EPS of $0.73 and Non-GAAP EPS of $0.94

•	Announces Strategic Acquisition of Celgene Corporation

•
Announces Voluntary Withdrawal of U.S. Application for Opdivo Plus Low-Dose Yervoy for Treatment of First-Line Lung Cancer in Patients with Tumor Mutational Burden ≥10 Mutations/Megabase, following discussions with the U.S. FDA

•	Additional Opdivo Plus Yervoy Approvals in Europe for Patients with Renal Cell Carcinoma

•	Provides full-line item guidance with 2019 GAAP EPS Guidance Range of $3.75 to $3.85 and Non-GAAP EPS Guidance Range of $4.10 to $4.20

(NEW YORK, January 24, 2019) – Bristol-Myers Squibb Company (NYSE:BMY) today reported results for the fourth quarter and full year of 2018 which were highlighted by strong demand for Opdivo (nivolumab) and Eliquis (apixaban) and a robust operating performance across the portfolio.

“I am proud of our results in 2018, which were based on superior commercial performance for our prioritized brands and important scientific advances that continue to diversify our R&D pipeline. We are beginning 2019 with good momentum in our current business, with Opdivo and Eliquis continuing as strong and growing franchises,” said Giovanni Caforio, M.D., chairman and chief executive officer, Bristol-Myers Squibb. “Our planned acquisition of Celgene will position us to create a leading biopharma company, with best-in-class franchises, significant near-term launch opportunities and a deep and broad pipeline, creating an even stronger foundation for long-term sustainable growth.”

		Fourth Quarter
$ amounts in millions, except per share amounts
	2018	2017	Change
Total Revenues	$5,973	$5,449	10%
GAAP Diluted EPS	0.73	(1.42)	**
Non-GAAP Diluted EPS	0.94	0.68	38%

		Full Year
$ amounts in millions, except per share amounts
	2018	2017	Change
Total Revenues	$22,561	$20,776	9%
GAAP Diluted EPS	3.03	0.61	**
Non-GAAP Diluted EPS	3.98	3.01	32%

**In excess of +/- 100%

FOURTH QUARTER FINANCIAL RESULTS

•	Bristol-Myers Squibb posted fourth quarter 2018 revenues of $6.0 billion, an increase of 10% compared to the same period a year ago. Revenues increased 12% when adjusted for foreign exchange impact.

•
U.S. revenues increased 16% to $3.3 billion in the quarter compared to the same period a year ago. International revenues increased 3%. When adjusted for foreign exchange impact, international revenues increased 7%.

•	Gross margin as a percentage of revenue increased from 69.2% to 71.7% in the quarter primarily due to higher inventory write-offs and startup charges in the fourth quarter last year.

•	Marketing, selling and administrative expenses increased 2% to $1.3 billion in the quarter.

•	Research and development expenses decreased 29% to $1.4 billion in the quarter primarily due to license and asset acquisition charges of $377 million in the fourth quarter last year.

•
The effective tax rate was 23.1% in the quarter, compared to 433.7% in the fourth quarter last year. The tax rate in the fourth quarter last year was impacted by a one-time $2.9 billion charge resulting from U.S tax reform.

•
The company reported net earnings attributable to Bristol-Myers Squibb of $1.2 billion, or $0.73 per share, in the fourth quarter, compared to a net loss of $2.3 billion, or $1.42 per share, for the same period in 2017. The results in the fourth quarter last year included the transitional impact of U.S. tax reform.

•
The company reported non-GAAP net earnings attributable to Bristol-Myers Squibb of $1.5 billion, or $0.94 per share, in the fourth quarter, compared to net earnings of $1.1 billion, or $0.68 per share, for the same period in 2017. An overview of specified items is discussed under the “Use of Non-GAAP Financial Information” section.

•	Cash, cash equivalents and marketable securities were $10.7 billion, with a net cash position of $3.3 billion, as of December 31, 2018.

ACQUISITION OF CELGENE CORPORATION

•	In January, the company and Celgene Corporation announced they have entered into a definitive merger agreement under which the company will acquire Celgene. (link)

FOURTH QUARTER PRODUCT AND PIPELINE UPDATE

Product Sales/Business Highlights

Global revenues for the fourth quarter of 2018, compared to the fourth quarter of 2017, were driven by:

•	Opdivo, which grew by $443 million or a 33% increase

•	Eliquis, which grew by $342 million or a 25% increase

•	Yervoy, which grew by $115 million or a 43% increase

•	Orencia, which grew by 10%

•	Sprycel, which grew by 2%

Opdivo

Regulatory

•
Following recent discussions with the U.S. Food and Drug Administration (FDA), the company today announced the voluntary withdrawal of the U.S. supplemental Biologics License Application (sBLA) for the Opdivo and low-dose Yervoy (ipilimumab) combination for treatment of first-line advanced non-small cell lung cancer (NSCLC) in patients with tumor mutational burden (TMB) ≥10 mutations/megabase (mut/Mb).

In October 2018, the company announced the submission of an exploratory overall survival (OS) analysis for the TMB <10 mut/Mb subgroup to the FDA. The FDA determined at that time, that the submission of this new information constituted a major amendment to the sBLA and extended the review period by three months, moving the Prescription Drug User Fee Act date to May 20, 2019.

After recent discussions with the FDA, the company believes further evidence on the relationship between TMB and PD-L1 is required to fully evaluate the impact of Opdivo plus Yervoy on OS in first-line NSCLC patients. This analysis will require availability of the final data from Checkmate-227, Part 1a (Opdivo plus low-dose Yervoy or Opdivo monotherapy versus chemotherapy in patients whose tumors express PD-L1), which the company anticipates will be available in the first-half of 2019. Since these data from Checkmate-227, Part 1a, will not be available within the review cycle of the current application the company decided to withdraw.

•
In January, the company announced the European Commission approved the combination of Opdivo plus Yervoy for the first-line treatment of patients with intermediate- and poor-risk advanced renal cell carcinoma.

Clinical

•
In November, the company announced top-line results from the Phase 3 CheckMate -451 trial in patients with extensive-stage small cell lung cancer without disease progression after completion of first-line platinum-based chemotherapy treatment with Opdivo plus Yervoy versus placebo. (link)

Eliquis

Clinical

•
In November, at the American Heart Association Scientific Sessions 2018, the company-Pfizer alliance presented new real-world evidence from a sub-analysis of the ARISTOPHANES study comparing the safety and effectiveness of non-vitamin K antagonist oral anticoagulants, including Eliquis, in non-valvular atrial fibrillation patient populations aged 80 and older. (link)

Sprycel

Regulatory

•
In January, the company announced the U.S. Food and Drug Administration (FDA) expanded the indication for Sprycel (dasatinib) tablets to include the treatment of pediatric patients one year of age or older with newly diagnosed Philadelphia chromosome-positive (Ph+) acute lymphoblastic leukemia (ALL) in combination with chemotherapy.

•
In December, the company announced the Committee for Medicinal Products for Human Use of the European Medicines Agency recommended the expanded approval of Sprycel, in combination with chemotherapy, to include the treatment of pediatric patients with newly diagnosed Ph+ ALL.

Empliciti

Regulatory

•
In November, the company announced the FDA approved Empliciti (elotuzumab) in combination with pomalidomide and dexamethasone for the treatment of adult patients with multiple myeloma who have received at least two prior therapies, including lenalidomide and a proteasome inhibitor.

FOURTH QUARTER BUSINESS DEVELOPMENT UPDATE

•	In December, the company announced Taisho Pharmaceutical Holdings Co., Ltd. offered to purchase the company’s UPSA consumer health business for $1.6 billion.

•
In December, the company and Boston Medical Center announced a multi-year joint research study to identify and analyze potential sensitivity and resistance markers in patients treated with standard-of-care checkpoint inhibitors.

•
In December, the company, Eisai Co., Ltd. and its U.S.-based precision medicine research & development subsidiary H3 Biomedicine, Inc. announced a multi-year research collaboration to explore modulating RNA splicing to develop potential first-in-class therapies that would direct the immune system to target cancer cells and help more patients experience the benefits of immunotherapy.

•
In December, the company and Vedanta Biosciences announced a clinical trial collaboration to evaluate Opdivo in combination with Vedanta Biosciences’ VE800 in patients with advanced or metastatic cancers.

•
In November, the company and Infinity Pharmaceuticals, Inc. announced a clinical trial collaboration to evaluate Opdivo in combination with Infinity’s IPI-549 in patients with advanced urothelial cancer.

2019 FINANCIAL GUIDANCE

Bristol-Myers Squibb is confirming its 2019 GAAP EPS guidance range of $3.75 - $3.85 and its non-GAAP EPS guidance range of $4.10 - $4.20. Both GAAP and non-GAAP guidance assume current exchange rates. Key 2019 GAAP and non-GAAP line-item guidance assumptions are:

•	Worldwide revenues increasing in the mid-single digits.

•	Gross margin as a percentage of revenue to be approximately 70% to 71% for both GAAP and non-GAAP.

•	Marketing, selling and administrative expenses decreasing in the mid-single digit range for both GAAP and non-GAAP.

•	Research and development expenses decreasing in the mid-single digits for GAAP and increasing in the high-single digits for non-GAAP.

•	An effective tax rate of approximately 15% for GAAP and approximately 17% for non-GAAP.

The financial guidance for 2019 excludes the impact of any potential future strategic acquisitions and divestitures, including any impact of the Celgene acquisition, and any specified items that have not yet been identified and quantified. The non-GAAP 2019 guidance also excludes other specified items as discussed under “Use of Non-GAAP Financial Information.” Details reconciling adjusted non-GAAP amounts with the amounts reflecting specified items are provided in supplemental materials available on the company’s website.

Use of Non-GAAP Financial Information

This press release contains non-GAAP financial measures, including non-GAAP earnings and related EPS information, that are adjusted to exclude certain costs, expenses, gains and losses and other specified items that are evaluated on an individual basis. These items are adjusted after considering their quantitative and qualitative aspects and typically have one or more of the following characteristics, such as being highly variable, difficult to project, unusual in nature, significant to the results of a particular period or not indicative of future operating results. Similar charges or gains were recognized in prior periods and will likely reoccur in future periods, including restructuring costs, accelerated depreciation and impairment of property, plant and equipment and intangible assets, R&D charges in connection with the acquisition or licensing of third party intellectual property rights, divestiture and equity investment gains or losses, upfront payments from out-licensed assets, pension charges, legal and other contractual settlements and debt redemption gains or losses, among other items. Deferred and current income taxes attributed to these items are also adjusted for considering their individual impact to the overall tax expense, deductibility and jurisdictional tax rates. Non-GAAP information is intended to portray the results of our baseline performance, supplement or enhance management, analysts and investors overall understanding of our underlying financial performance and facilitate comparisons among current, past and future periods. For example, non-GAAP earnings and EPS information is an indication of our baseline performance before items that are considered by us to not be reflective of our ongoing results. In addition, this information is among the primary indicators that we use as a basis for evaluating performance, allocating resources, setting incentive compensation targets and planning and forecasting for future periods. This information is not intended to be considered in isolation or as a substitute for net earnings or diluted EPS prepared in accordance with GAAP and may not be the same as or comparable to similarly titled measures presented by other companies due to possible differences in method and in the items being adjusted.

Company and Conference Call Information

Bristol-Myers Squibb is a global biopharmaceutical company whose mission is to discover, develop and deliver innovative medicines that help patients prevail over serious diseases. For more information about Bristol-Myers Squibb, visit us at BMS.com or follow us on LinkedIn, Twitter, YouTube and Facebook.

            There will be a conference call on January 24, 2019 at 8:30 a.m. ET during which company executives will review financial information and address inquiries from investors and analysts. Investors and the general public are invited to listen to a live webcast of the call at http://investor.bms.com or by calling the U.S. toll free 800-458-4121 or international 786-789-4772, confirmation code: 9368504. Materials related to the call will be available at the same website prior to the conference call. A replay of the call will be available beginning at 11:45 a.m. ET on January 24, 2019 through 11:45 a.m. ET on February 7, 2019. The replay will also be available through http://investor.bms.com or by calling the U.S. toll free 888-203-1112 or international 719-457-0820, confirmation code: 9368504.

For more information, contact: Media: Carrie Fernandez, 609-252-5222, carrie.fernandez@bms.com; Investor Relations: John Elicker, 609-252-4611, john.elicker@bms.com, Tim Power, 609-252-7509, timothy.power@bms.com or Bill Szablewski, 609-252-5894, william.szablewski@bms.com.

Website Information

We routinely post important information for investors on our website, BMS.com, in the “Investors” section. We may use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investors section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. We may also use social media channels to communicate with our investors and the public about our company, our products and other matters, and those communications could be deemed to be material information. The information contained on, or that may be accessed through, our website or social media channels are not incorporated by reference into, and are not a part of, this document.

Important Information for Investors and Stockholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. It does not constitute a prospectus or prospectus equivalent document. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

In connection with the proposed transaction between Bristol-Myers Squibb Company (“Bristol-Myers Squibb”) and Celgene Corporation (“Celgene”), Bristol-Myers Squibb and Celgene will file relevant materials with the Securities and Exchange Commission (the “SEC”), including a Bristol-Myers Squibb registration statement on Form S-4 that will include a joint proxy statement of Bristol-Myers Squibb and Celgene that also constitutes a prospectus of Bristol-Myers Squibb, and a definitive joint proxy statement/prospectus will be mailed to stockholders of Bristol-Myers Squibb and Celgene. INVESTORS AND SECURITY HOLDERS OF BRISTOL-MYERS SQUIBB AND CELGENE ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Investors and security holders will be able to obtain free copies of the registration statement and the joint proxy statement/prospectus (when available) and other documents filed with the SEC by Bristol-Myers Squibb or Celgene through the website maintained by the SEC at http://www.sec.gov.  Copies of the documents filed with the SEC by Bristol-Myers Squibb will be available free of charge on Bristol-Myers Squibb’s internet website at http://www.bms.com under the tab, “Investors” and under the heading “Financial Reporting” and subheading “SEC Filings” or by contacting Bristol-Myers Squibb’s Investor Relations Department through https://www.bms.com/investors/investor-contacts.html.  Copies of the documents filed with the SEC by Celgene will be available free of charge on Celgene’s internet website at http://www.celgene.com under the tab “Investors” and under the heading “Financial Information” and subheading “SEC Filings” or by contacting Celgene’s Investor Relations Department at ir@celgene.com.

Certain Information Regarding Participants

Bristol-Myers Squibb, Celgene, and their respective directors and executive officers may be considered participants in the solicitation of proxies in connection with the proposed acquisition of Celgene.  Information about the directors and executive officers of Bristol-Myers Squibb is set forth in its Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the SEC on February 13, 2018, its proxy statement for its 2018 annual meeting of stockholders, which was filed with the SEC on March 22, 2018, and its Current Report on Form 8-K, which was filed with the SEC on August 28, 2018. Information about the directors and executive officers of Celgene is set forth in its Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the SEC on February 7, 2018, its proxy statement for its 2018 annual meeting of stockholders, which was filed with the SEC on April 30, 2018, and its Current Reports on Form 8-K, which were filed with the SEC on June 1, 2018, June 19, 2018 and November 2, 2018. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed transaction when they become available. You may obtain these documents (when they become available) free of charge through the website maintained by the SEC at http://www.sec.gov and from Investor Relations at Bristol-Myers Squibb or Celgene as described above.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  You can generally identify forward-looking statements by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology.  These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond Bristol-Myers Squibb’s and Celgene’s control.

Statements in this communication regarding Bristol-Myers Squibb, Celgene and the combined company that are forward-looking, including projections as to the anticipated benefits of the proposed acquisition of Celgene, the impact of the proposed transaction on Bristol-Myers Squibb’s and Celgene’s business and future financial and operating results, the amount and timing of synergies from the proposed transaction, the terms and scope of the expected financing for the proposed transaction, the aggregate amount of indebtedness of the combined company following the closing of the proposed transaction, expectations regarding cash flow generation, accretion to non-GAAP earnings per share, capital structure, debt repayment, adjusted leverage ratio and credit ratings following the closing of the proposed transaction, Bristol-Myers Squibb’s ability and intent to conduct a share repurchase program and declare future dividend payments, the combined company’s pipeline, intellectual property protection and R&D spend, the timing and probability of a payment pursuant to the contingent value right consideration, and the closing date for the proposed transaction, are based on management’s estimates, assumptions and projections, and are subject to significant uncertainties and other factors, many of which are beyond Bristol-Myers Squibb’s and Celgene’s control. These factors include, among other things, effects of the continuing implementation of governmental laws and regulations related to Medicare, Medicaid, Medicaid managed care organizations and entities under the Public Health Service 340B program, pharmaceutical rebates and reimbursement, market factors, competitive product development and approvals, pricing controls and pressures (including changes in rules and practices of managed care groups and institutional and governmental purchasers), economic conditions such as interest rate and currency exchange rate fluctuations, judicial decisions, claims and concerns that may arise regarding the safety and efficacy of in-line products and product candidates, changes to wholesaler inventory levels, variability in data provided by third parties, changes in, and interpretation of, governmental regulations and legislation affecting domestic or foreign operations, including tax obligations, changes to business or tax planning strategies, difficulties and delays in product development, manufacturing or sales including any potential future recalls, patent positions and the ultimate outcome of any litigation matter. These factors also include the combined company’s ability to execute successfully its strategic plans, including its business development strategy, the expiration of patents or data protection on certain products, including assumptions about the combined company’s ability to retain patent exclusivity of certain products, the impact and result of governmental investigations, the combined company’s ability to obtain necessary regulatory approvals or obtaining these without delay, the risk that the combined company’s products prove to be commercially successful or that contractual milestones will be achieved. Similarly, there are uncertainties relating to a number of other important factors, including: results of clinical trials and preclinical studies, including subsequent analysis of existing data and new data received from ongoing and future studies; the content and timing of decisions made by the U.S. FDA and other regulatory authorities, investigational review boards at clinical trial sites and publication review bodies; the ability to enroll patients in planned clinical trials; unplanned cash requirements and expenditures; competitive factors; the ability to obtain, maintain and enforce patent and other intellectual property protection for any product candidates; the ability to maintain key collaborations; and general economic and market conditions. Additional information concerning these risks, uncertainties and assumptions can be found in Bristol-Myers Squibb’s and Celgene’s respective filings with the SEC, including the risk factors discussed in Bristol-Myers Squibb’s and Celgene’s most recent Annual Reports on Form 10-K, as updated by their Quarterly Reports on Form 10-Q and future filings with the SEC.

It should also be noted that projected financial information for the combined businesses of Bristol-Myers Squibb and Celgene is based on management’s estimates, assumptions and projections and has not been prepared in conformance with the applicable accounting requirements of Regulation S-X relating to pro forma financial information, and the required pro forma adjustments have not been applied and are not reflected therein. None of this information should be considered in isolation from, or as a substitute for, the historical financial statements of Bristol-Myers Squibb or Celgene. Important risk factors could cause actual future results and other future events to differ materially from those currently estimated by management, including, but not limited to, the risks that: a condition to the closing of the proposed acquisition may not be satisfied; a regulatory approval that may be required for the proposed acquisition is delayed, is not obtained or is obtained subject to conditions that are not anticipated; Bristol-Myers Squibb is unable to achieve the synergies and value creation contemplated by the proposed acquisition; Bristol-Myers Squibb is unable to promptly and effectively integrate Celgene’s businesses; management’s time and attention is diverted on transaction related issues; disruption from the transaction makes it more difficult to maintain business, contractual and operational relationships; the credit ratings of the combined company declines following the proposed acquisition; legal proceedings are instituted against Bristol-Myers Squibb, Celgene or the combined company; Bristol-Myers Squibb, Celgene or the combined company is unable to retain key personnel; and the announcement or the consummation of the proposed acquisition has a negative effect on the market price of the capital stock of Bristol-Myers Squibb and Celgene or on Bristol-Myers Squibb’s and Celgene’s operating results.

No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do occur, what impact they will have on the results of operations, financial condition or cash flows of Bristol-Myers Squibb or Celgene. Should any risks and uncertainties develop into actual events, these developments could have a material adverse effect on the proposed transaction and/or Bristol-Myers Squibb or Celgene, Bristol-Myers Squibb’s ability to successfully complete the proposed transaction and/or realize the expected benefits from the proposed transaction. You are cautioned not to rely on Bristol-Myers Squibb’s and Celgene’s forward-looking statements. These forward-looking statements are and will be based upon management’s then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. Neither Bristol-Myers Squibb nor Celgene assumes any duty to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, as of any future date.

BRISTOL-MYERS SQUIBB COMPANY
PRODUCT REVENUE
FOR THE THREE MONTHS ENDED DECEMBER 31, 2018 AND 2017
(Unaudited, dollars in millions)

	Worldwide Revenues			U.S. Revenues
	2018	2017	% Change	2018	2017	% Change
Three Months Ended December 31,
Prioritized Brands
Opdivo	$1,804	$1,361	33%	$1,136	$795	43%
Eliquis	1,705	1,363	25%	979	768	27%
Orencia	731	662	10%	515	461	12%
Sprycel	536	527	2%	300	299	—
Yervoy	384	269	43%	273	181	51%
Empliciti	69	63	10%	45	39	15%

Established Brands
Baraclude	165	233	(29)%	7	13	(46)%
Reyataz Franchise	99	143	(31)%	25	67	(63)%
Sustiva Franchise	54	174	(69)%	4	151	(97)%
Hepatitis C Franchise	4	59	(93)%	(15)	13	**
Other Brands	422	595	(29)%	74	104	(29)%

Total	$5,973	$5,449	10%	$3,343	$2,891	16%

**	In excess of +/- 100%

BRISTOL-MYERS SQUIBB COMPANY
PRODUCT REVENUE
FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2018 AND 2017
(Unaudited, dollars in millions)

	Worldwide Revenues			U.S. Revenues
	2018	2017	% Change	2018	2017	% Change
Twelve Months Ended December 31,
Prioritized Brands
Opdivo	$6,735	$4,948	36%	$4,239	$3,102	37%
Eliquis	6,438	4,872	32%	3,760	2,887	30%
Orencia	2,710	2,479	9%	1,875	1,704	10%
Sprycel	2,000	2,005	—	1,091	1,105	(1)%
Yervoy	1,330	1,244	7%	941	908	4%
Empliciti	247	231	7%	164	151	9%

Established Brands
Baraclude	744	1,052	(29)%	32	53	(40)%
Reyataz Franchise	427	698	(39)%	157	327	(52)%
Sustiva Franchise	283	729	(61)%	27	622	(96)%
Hepatitis C Franchise	17	406	(96)%	(16)	109	**
Other Brands	1,630	2,112	(23)%	316	390	(19)%

Total	$22,561	$20,776	9%	$12,586	$11,358	11%

**	In excess of +/- 100%

BRISTOL-MYERS SQUIBB COMPANY
CONSOLIDATED STATEMENTS OF EARNINGS
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2018 AND 2017
(Unaudited, dollars and shares in millions except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Net product sales	$5,715	$5,046	$21,581	$19,258
Alliance and other revenues	258	403	980	1,518
Total Revenues	5,973	5,449	22,561	20,776

Cost of products sold	1,690	1,681	6,547	6,094
Marketing, selling and administrative	1,336	1,316	4,551	4,751
Research and development	1,380	1,939	6,345	6,482
Other income (net)	20	(185)	(892)	(1,682)
Total Expenses	4,426	4,751	16,551	15,645

Earnings Before Income Taxes	1,547	698	6,010	5,131
Provision for Income Taxes	357	3,027	1,031	4,156

Net Earnings/(Loss)	1,190	(2,329)	4,979	975
Net Earnings/(Loss) Attributable to Noncontrolling Interest	(2)	(1)	27	(32)
Net Earnings/(Loss) Attributable to BMS	$1,192	$(2,328)	$4,952	$1,007

Average Common Shares Outstanding:
Basic	1,632	1,635	1,633	1,645
Diluted	1,637	1,635	1,637	1,652

Earnings per Common Share
Basic	$0.73	$(1.42)	$3.03	$0.61
Diluted	$0.73	$(1.42)	$3.03	$0.61

Other income (net)
Interest expense	$48	$51	$183	$196
Investment income	(55)	(39)	(173)	(126)
Loss/(gain) on equity investments	268	(6)	512	(23)
Provision for restructuring	29	86	131	293
Litigation and other settlements	24	2	34	(487)
Equity in net income of affiliates	(20)	(16)	(93)	(75)
Divestiture (gains)/losses	—	(38)	(178)	(164)
Royalties and licensing income	(295)	(258)	(1,353)	(1,351)
Transition and other service fees	(7)	(5)	(12)	(37)
Pension and postretirement	13	28	(27)	(1)
Intangible asset impairment	—	—	64	—
Loss on debt redemption	—	—	—	109
Other	15	10	20	(16)
Other income (net)	$20	$(185)	$(892)	$(1,682)

BRISTOL-MYERS SQUIBB COMPANY
SPECIFIED ITEMS
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2018 AND 2017
(Unaudited, dollars in millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Impairment charges	$7	$18	$17	$146
Accelerated depreciation and other shutdown costs	11	—	41	3
Cost of products sold	18	18	58	149

Marketing, selling and administrative	1	1	2	1

License and asset acquisition charges	—	377	1,135	1,130
IPRD impairments	—	—	—	75
Site exit costs and other	22	151	79	383
Research and development	22	528	1,214	1,588

Loss/(gain) on equity investments	268	—	512	—
Provision for restructuring	29	86	131	293
Litigation and other settlements	28	—	28	(481)
Divestiture gains	(1)	(26)	(177)	(126)
Royalties and licensing income	—	—	(75)	(497)
Pension and postretirement	26	71	121	162
Intangible asset impairment	—	—	64	—
Loss on debt redemption	—	—	—	109
Other income (net)	350	131	604	(540)

Increase/(decrease) to pretax income	391	678	1,878	1,198

Income taxes on specified items	(33)	(138)	(258)	(87)
Income taxes attributed to U.S. tax reform	(7)	2,911	(56)	2,911
Income taxes	(40)	2,773	(314)	2,824

Increase/(decrease) to net earnings	351	3,451	1,564	4,022

Noncontrolling interest	—	—	—	(59)

Increase/(decrease) to net earnings used for diluted Non-GAAP EPS calculation	$351	$3,451	$1,564	$3,963

BRISTOL-MYERS SQUIBB COMPANY
RECONCILIATION OF CERTAIN GAAP LINE ITEMS TO CERTAIN NON-GAAP LINE ITEMS
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2018 AND 2017
(Unaudited, dollars in millions)

	Three Months Ended December 31, 2018			Twelve Months Ended December 31, 2018
	GAAP	Specified Items(a)	Non- GAAP	GAAP	Specified Items(a)	Non- GAAP
Gross Profit	$4,283	$18	$4,301	$16,014	$58	$16,072
Marketing, selling and administrative	1,336	(1)	1,335	4,551	(2)	4,549
Research and development	1,380	(22)	1,358	6,345	(1,214)	5,131
Other income (net)	20	(350)	(330)	(892)	(604)	(1,496)
Earnings Before Income Taxes	1,547	391	1,938	6,010	1,878	7,888
Provision for Income Taxes	357	(40)	397	1,031	(314)	1,345
Noncontrolling interest	(2)	—	(2)	27	—	27

Net Earnings Attributable to BMS used for Diluted EPS Calculation	$1,192	$351	$1,543	$4,952	$1,564	$6,516

Average Common Shares Outstanding - Diluted	1,637	1,637	1,637	1,637	1,637	1,637
Diluted Earnings Per Share	$0.73	$0.21	$0.94	$3.03	$0.95	$3.98

Effective Tax Rate	23.1%	(2.6)%	20.5%	17.2%	(0.1)%	17.1%

	Three Months Ended December 31, 2017			Twelve Months Ended December 31, 2017
	GAAP	Specified Items(a)	Non- GAAP	GAAP	Specified Items(a)	Non- GAAP
Gross Profit	$3,768	$18	$3,786	$14,682	$149	$14,831
Marketing, selling and administrative	1,316	(1)	1,315	4,751	(1)	4,750
Research and development	1,939	(528)	1,411	6,482	(1,588)	4,894
Other income (net)	(185)	(131)	(316)	(1,682)	540	(1,142)
Earnings Before Income Taxes	698	678	1,376	5,131	1,198	6,329
Provision for Income Taxes	3,027	2,773	254	4,156	2,824	1,332
Noncontrolling interest	(1)	—	(1)	(32)	(59)	27

Net Earnings Attributable to BMS used for Diluted EPS Calculation	$(2,328)	$3,451	$1,123	$1,007	$3,963	$4,970

Average Common Shares Outstanding - Diluted	1,635	1,642	1,642	1,652	1,652	1,652
Diluted Earnings Per Share	$(1.42)	$2.10	$0.68	$0.61	$2.40	$3.01

Effective Tax Rate	433.7%	(415.2)%	18.5%	81.0%	(60.0)%	21.0%

(a)	Refer to the Specified Items schedule for further details. Effective tax rate on the Specified Items represents the difference between the GAAP and Non-GAAP effective tax rate.

BRISTOL-MYERS SQUIBB COMPANY
NET CASH/(DEBT) CALCULATION
AS OF DECEMBER 31, 2018 AND SEPTEMBER 30, 2018
(Unaudited, dollars in millions)

	December 31, 2018	September 30, 2018
Cash and cash equivalents	$6,911	$5,408
Marketable securities - current	1,973	1,422
Marketable securities - non-current	1,775	2,017
Cash, cash equivalents and marketable securities	10,659	8,847
Short-term debt obligations	(1,703)	(1,620)
Long-term debt	(5,646)	(5,687)
Net cash position	$3,310	$1,540